Exhibit 10.37

STOCK PURCHASE AGREEMENT

EMBRYOME SCIENCES, INC.

973,709 Common Shares

Price: $ 2.054 per Share

READ THIS AGREEMENT CAREFULLY BEFORE YOU INVEST

The common shares, no par value (“Shares”) have not been registered under the Securities Act of 1933, as amended, or applicable state securities laws and may not be offered for sale, sold, transferred, pledged or hypothecated to any person in the absence of an effective registration statement covering such Shares (or an exemption from such registration) and an opinion of counsel satisfactory to Embryome Sciences, Inc. to the effect that such transfer or exercise complies with applicable securities laws.

PURCHASE AGREEMENT

This Agreement is entered into by Life Extension Foundation (“Purchaser”) and Embryome Sciences, Inc., a California corporation (the “Company).

1.   Purchase and Sale of Shares.

(a)    Purchaser hereby irrevocably agrees to purchase, and the Company agrees to sell to Purchaser, nine hundred seventy three thousand seven hundred nine point eighty three (973,709.83) common shares, no par value (the “Shares”) at the price of $ 2.054 per Share.

(b)    This Agreement will become an irrevocable obligation of Purchaser to purchase the number of Shares specified in paragraph (a) of this Section 1, at the price of $ 2.054 per Share, when a copy of this Agreement, signed by Purchaser, is countersigned by the Company.  Purchaser shall pay the purchase price of the Shares by wire transfer to such account of the Company as the Company may specify.  If this Agreement is rejected or not accepted for any reason by the Company, all sums paid by the Purchaser will be promptly returned, without interest or deduction.

2.    Corporate Restructuring.

(a)    Purchaser acknowledges and agrees that in conjunction with Purchaser’s investment in the Company through the purchase of the Shares, the Company is restructuring its operations such that it will be entering a new field of business focused on the use of induced pluripotent stem cell (“iPS”) technology and other technology for the research and development of stem cell products to treat human vascular and blood diseases and disorders (the “New Field”).

(b)    In entering the New Field, the Company will dispose of its current tangible and intangible assets, contracts, agreements, licenses, patents, patent applications, know-how, and other intellectual property not related to or necessary for the Company’s operation in the New Field (collectively, the “Old Assets”).  The Old Assets include those listed on Schedule A attached to this Agreement.  Purchaser acknowledges and agrees that the Company will distribute, transfer, and assign the Old Assets to its parent company BioTime, Inc. (“BioTime”) without the receipt of consideration, except that BioTime will assume and indemnify the Company from any and all liabilities arising prior to the date of this Agreement from the operation of the Company’s business using the Old Assets (the “Old Business”).

(c)    The Company will retain certain licenses and sublicenses from ACT, described on Schedule B, to use certain patents, patent rights, and know-how; provided, however, that in conjunction with the Company’s disposal of the Old Assets, the Company will sublicense to BioTime all of the Company’s right and obligations under the licenses and sublicenses listed on Schedule B for use outside of the New Field.  Purchaser acknowledges and agrees that the Company will receive no license fees or royalties from BioTime for such sublicenses.  BioTime will pay any and all royalties and other fees as may become payable to ACT under the terms of such licenses and sublicenses with respect to the use of the sublicensed patents and know-how by BioTime and its sublicensees or assignees.

(d)    Purchaser acknowledges and agrees that price that Purchaser is paying for the Shares under this Agreement does not include the value of the Old Assets or the Old Business.

3.    Change of Corporate Name.  Purchaser acknowledges and agrees that in connection with the Company’s disposal of the Old Business and entry into the New Field, the Company will amend its Articles of Incorporation to change its name to ReCyte Therapeutics, Inc.

4.    Certain Agreements and Relationship with BioTime.  The Company and BioTime will enter into a Shared Facilities and Services Agreement substantially on the terms of the form attached as Exhibit 1 (the “Facilities and Services Agreement”) pursuant to which BioTime will provide or permit the Company to use certain laboratory and office space leased by BioTime, and certain equipment and supplies belonging to or leased by BioTime, and BioTime employees, consultants, and contractors for the purpose of conducting the Company’s business in the New Field.  The Company will pay BioTime certain fees and the amount of certain costs incurred for the benefit of and allocated by BioTime to the Company under the Facilities and Services Agreement.  The Company may also hire its own employees and engage its own consultants and contractors for its business.  By entering into this Agreement, Purchaser approves the Facilities and Services Agreement and the Company’s performance of its obligations thereunder.

5.    Capitalization.  As of the date of this Agreement, the Company’s authorized capital consists of 5,000,000 Preferred Shares, none of which are issued or outstanding and 50,000,000 Common Shares, of which 24,000,000 are issued and outstanding and owned by BioTime.

6.    Stock Option Plan.  Purchaser acknowledges that the Company has adopted a stock option plan (the “Plan”), a copy of which has been provided to Purchaser, under which the Company may grant options to purchase Company Common Shares, or sell Common Shares, to officers, directors, and key employees of the Company or BioTime, and to consultants of the Company, as determined by the Company’s Board of Directors (the “Board”) or a committee designated by the Board.  Purchaser acknowledges that the Board has granted stock options under the Plan as reflected on Schedule C (the “Option Grants”).  Purchaser approves the Plan and the Option Grants and acknowledges that the Board or a committee of the Board may grant additional options or sell restricted shares under the Plan from time to time in its discretion.

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7.    Investment Representations.  Purchaser represents and warrants to the Company that:

(a)    Purchaser has made such investigation of the Company as Purchaser deemed appropriate for determining to acquire (and thereby make an investment in) the Shares.  In making such investigation, Purchaser has had access to such financial and other information concerning the Company as Purchaser requested.  Purchaser acknowledges and understands that the Company is commencing a start-up venture in which the Company has no history of operations, and has received only limited capital from its controlling shareholder BioTime, Inc.  Purchaser acknowledges receipt of the Articles of Incorporation and Bylaws of the Company, and copies of the minutes of the proceedings of the Board of Directors of the Company.  Purchaser has had a reasonable opportunity to ask questions of and receive answers from the executive officers of the Company concerning the Company, and to obtain such additional information concerning the Company as may have been possessed or obtainable by the Company without unreasonable effort or expense. All such questions have been answered to Purchaser’s satisfaction.

(b)    In determining to enter into this Agreement and purchase the Shares, Purchaser has considered the Risk Factors shown on Schedule D.

(c)    Purchaser understands that the Shares are being offered and sold without registration under the Act, or qualification under the California Corporate Securities Law of 1968, or under the laws of any other states, in reliance upon the exemptions from such registration and qualification requirements for non-public offerings.  Purchaser acknowledges and understands that the availability of the aforesaid exemptions depends in part upon the accuracy of certain of the representations, declarations and warranties made by Purchaser, and the information provided by Purchaser, in this Agreement,  Purchaser is making such representations, declarations and warranties, and is providing such information, with the intent that the same may be relied upon by the Company and its officers and directors in determining Purchaser’s suitability to acquire the Shares.  Purchaser understands and acknowledges that no federal, state or other agency has reviewed or endorsed the offering of the Shares or made any finding or determination as to the fairness of the offering or completeness of the information provided to Purchaser by the Company.

(d)    Purchaser understands that the Shares may not be offered, sold, or transferred in any manner unless subsequently registered under the Act, or unless there is an exemption from such registration available for such offer, sale or transfer.

(e)    Purchaser has such knowledge and experience in financial and business matters to enable Purchaser to utilize the information provided or otherwise made available to Purchaser by the Company to evaluate the merits and risks of an investment in the Shares and to make an informed investment decision.

(f)    Purchaser is acquiring the Shares solely for Purchaser’s own account and for investment purposes, and not with a view to, or for sale in connection with, any distribution of the Shares other than pursuant to an effective registration statement under the Act or unless there is an exemption from such registration available for such offer, sale or transfer, such as SEC Rule 144.

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(g)    Purchaser is an “accredited investor,” as such term is defined in Regulation D promulgated under the Act.

(h)    Information provided to Purchaser by the Company include matters that may be considered “forward looking” statements within the meaning of Section 27(a) of the Act and Section 21(e) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), which statements Purchaser acknowledges and agrees are not guarantees of future performance and involve a number of risks and uncertainties, and with respect to which the Company makes no representations or warranties.  Purchaser understands that the level of disclosure provided by the Company is less than that which would be provided in securities offering registered under the Act in reliance on the sophistication and investment experience of Purchaser.

(i)     Purchaser understands that this Agreement and other information provided to Purchaser by the Company contains confidential financial information about the Company and BioTime, Inc. that has not yet been publicly disclosed by the Company or BioTime, and therefore may be deemed material non-public information, (2) the Company is providing Purchaser the confidential information solely to satisfy its disclosure obligations under the Act in connection with the offer and sale of the Shares to Purchaser pursuant to this Agreement, and (3) until such time as BioTime files a Form 8-K or other report under the Exchange Act with the Securities and Exchange Commission, Purchaser shall not (A) disclose to any other person any of the information contained in this Agreement or otherwise provided to Purchaser concerning the Company that has not previously been disclosed in a report filed by BioTime under the Exchange Act, or (B) purchase or sell any common shares of BioTime.

8.    Accredited Investor Qualification.  Purchaser qualifies as an “accredited investor” under Regulation D in the following manner.  (Please check or initial all that apply to verify that you qualify as an “accredited investor.”)

_____ (a)	Purchaser is a natural person whose net worth, or joint net worth with spouse, at the date of purchase exceeds $1,000,000 (excluding the value of home, home furnishings, and automobiles).

_____ (b)
Purchaser is a natural person whose individual gross income (excluding that of spouse) exceeded $200,000 in each of the past two calendar years, and who reasonably expects individual gross income exceeding $200,000 in the current calendar year.

_____ (c)
Purchaser is a natural person whose joint gross income with spouse exceeded $300,000 in each of the past two calendar years, and who reasonably expects joint gross income with spouse exceeding $300,000 in the current calendar year.

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_____ (d)
Purchaser is a bank, savings and loan association, broker/dealer, insurance company, investment company, pension plan or other entity defined in Rule 501(a)(1) of Regulation D as promulgated under the Securities Act of 1933 by the Securities and Exchange Commission.

_____ (e)
Purchaser is a trust, and the trustee is a bank, savings and loan association, or other institutional investor as defined in Rule 501(a)(1) of Regulation D as promulgated under the Securities Act of 1933 by the Securities and Exchange Commission.

_____ (f)	Purchaser is a private business development company as defined in section 202(a)(22) of the Investment Advisers Act of 1940.

_____ (g)	Purchaser is a trust, and the grantor (i) has the power to revoke the trust at any time and regain title to the trust assets; and (ii) meets the requirements of items (a) (b), or (c) above.

X (h)
Purchaser is a tax-exempt organization described in Section 501(c) (3) of the Internal Revenue Code, or a corporation, Massachusetts or similar business trust, or partnership, not formed for the specific purpose of acquiring Shares with total assets in excess of $5,000,000.

_____ (i)
The Purchaser is a trust with total assets in excess of $5,000,000, not formed for the specific purpose of acquiring Shares, whose purchase is directed by a person who has such knowledge and experience in financial and business matters that he is capable of evaluating the merits and risks of an investment in the Shares.

_____ (j)	The Purchaser is an entity in which all of the equity owners meet the requirements of at least one of items (a) through (i) above.

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9.    Miscellaneous.

(a)    This Agreement shall be governed by, interpreted, construed and enforced in accordance with the laws of the State of California; as such laws are applied to contracts by and among residents of California, and which are to be performed wholly within California.

(b)    The representations and warranties set forth herein shall survive the sale of Shares to Purchaser.

(c)    Neither this Agreement nor any provisions hereof shall be modified, discharged or terminated except by an instrument in writing signed by the party against whom any waiver, change, discharge or termination is sought.

(d)    Any notice, demand or other communication that any party hereto may be required, or may elect, to give shall be sufficiently given if (i) deposited, postage prepaid, in the United States mail addressed to such address as may be specified under this Agreement, (ii) delivered personally at such address, (iii) delivered to such address by air courier delivery service, or (iv) delivered by electronic mail (email) to such electronic mail address as may be specified under this Agreement.  The address for notice to the Company is: Embryome Sciences, Inc., 1301 Harbor Bay Parkway, Suite 100, Alameda, California 94502; Attention: Robert W. Peabody, Chief Financial Officer; email; rpeabody@biotimemail.com.  The address for notice of Purchaser is shown in Section 10.  Either party may change its address for notice by giving the other party notice of a new address in the manner provided in this Agreement.  Any notice sent by mail shall be deemed given three days after being deposited in the United States mail, postage paid, and addressed as provided in this Agreement.

(e)    This Agreement may be executed through the use of separate signature pages or in any number of counterparts, and each of such counterparts shall, for all purposes, constitute one agreement binding on all the parties, notwithstanding that all parties are not signatories to the same counterpart.

(f)    Except as otherwise provided herein, the Agreement shall be binding upon and inure to the benefit of the parties and their heirs, executors, administrators, successors, legal representatives and assigns.  If the undersigned is more than one person, the obligation of the undersigned shall be joint and several and the agreements, representations, warranties and acknowledgments herein contained shall be deemed to be made by and be binding upon each such person and his heirs, executors, administrators and successors.

(g)    This instrument contains the entire agreement of the parties, and there are no representations, covenants or other agreements except for those stated or referred to herein.

(h)    This Agreement is not transferable or assignable by the undersigned except as may be provided herein.

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10.    Investor Information.

  (a)    Name:  Life Extension Foundation

  (b)    Address: 1100 West Commercial Boulevard

  (c)    email:  legal@lef.org

  (d)    Telephone:  (954) 202-7715

  (e)    Taxpayer Identification Number:

  (f)    State of Residence or Principal Place of
  Business: Florida

11.    Right of First Refusal Agreement.  Concurrently with the execution and delivery of this Agreement, Purchaser shall execute and deliver a counterpart of a Right of First Refusal Agreement, in the form provided by the Company, between the Purchaser, the Company, and other shareholders of the Company.

IN WITNESS WHEREOF, the undersigned has entered into this Agreement and hereby agrees to purchase Shares for the price stated above and upon the terms and conditions set forth herein.

Dated December 29, 2010
/s/ William Faloon

Name: William Faloon
Title: Director

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ACCEPTANCE BY COMPANY

The Company hereby agrees to sell to the Purchaser the Shares referenced above in reliance upon all the representations, warranties, terms and conditions contained in this Agreement.

IN WITNESS WHEREOF, the undersigned, on behalf of the Company, has executed this acceptance as of the date set forth below.

Dated: December 30, 2010	EMBRYOME SCIENCES, INC.

	By:	/s/ Robert W Peabody
Title:	Senior V.P. and Chief
Operating Officer

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SCHEDULE A

OLD ASSETS

License Agreement dated July 10, 2008, between Advance Cell Technology, Inc. and the Company to use certain patents and know-how referred to as ACTCellerate™ technology;

Inventory of human embryonic progenitor cell lines produced using ACTCellerate technology;

Know-how developed by the Company to produce hEPCs;

Growth media for the expansion of hEPCs and embryonic stem cells;

Reagents to induce cell differentiation in embryonic stem cells or hEPCs;

Embryome.com data stem cell base;

Any and all rights of the Company with respect to that certain Software License Agreement between Targeted Therapeutics Consulting, Inc. and BioTime, Inc.

Any and all rights of the Company with respect to that certain Software Development and Maintenance Agreement between Targeted Therapeutics Consulting, Inc. and BioTime, Inc.

Internet domain www.embryome.com

All content on website at www.embryome.com

License, Product Production, and Distribution Agreement, dated June 19, 2008, among LifeLine Cell Technology, LLC, the Company and BioTime, Inc.

Any and all rights of the Company under or with respect to that certain Exclusive Supply Agreement, dated December 8, 2010, between Shanghai Genext Medical Technology Co. Ltd and BioTime Asia, Limited.

SCHEDULE B

GRANT OF SUBLICENSES UNDER ACT LICENSES AND SUBLICENSES

Exclusive License Agreement, dated August 15, 2008, by and between Advanced Cell Technology, Inc., and the Company.

Exclusive Sublicense Agreement, dated August 15, 2008, by and between Advanced Cell Technology, Inc., and the Company.

SCHEDULE C

Stock Options

Initial Grants of Stock Options:

Grantee:	Number of Shares	Exercise Price Per Share

Michael D. West	500,000	FMV*
Alfred D. Kingsley	250,000	FMV*
Robert W. Peabody	250,000	FMV*

Other BioTime or Company employees:	Up to 250,000 options in total (individual grants from 5,000 to 50,000 shares each)	FMV*

Chief Scientific Officer**	100,000 to 500,000	FMV*

Scientific Advisory Board Members**	Up to 200,000	FMV*

*FMV means the fair market value per share as of the date of grant, as determined by the Board of Directors.  The Board of Directors may rely upon a third party valuation in determining the fair market value.  The Board of Directors may also chose to set the exercise price of stock options at a price higher than the fair market value.

**Person(s) to be hired or appointed in the future

The remaining shares under the Plan are reserved to future grants

SCHEDULE D

RISK FACTORS

An investment in the common shares of Embryome Sciences, Inc. (the “Company”) involves a high degree of risk and should only be purchased by investors who can afford to lose their entire investment.  T he following factors, among others, could materially adversely affect the Company’s proposed operations, business prospects, and the value of an investment in the Company’s shares.  There may be other factors that are not mentioned here or of which the Company is not presently aware that could also adversely affect the Company’s operations.

Risks Related to the Company’s Business Operations

The Company will spend a substantial amount of the Company’s capital on research and development but the Company might not succeed in developing products and technologies that are useful in medicine

●	The Company is attempting to develop new medical products and technologies.

●
Many of the Company’s experimental products and technologies have not been applied in human medicine and have only been used in laboratory studies on animals.  These new products and technologies might not prove to be safe and efficacious in the human medical applications for which they were developed.

●
If the Company is successful in developing a new technology or product, refinement of the new technology or product and definition of the practical applications and limitations of the technology or product may take years and require the expenditure of large sums of money.

The Company will need to issue additional equity or debt securities in order to raise additional capital needed to pay the Company’s operating expenses

●
The amount and pace of research and development work that the Company can do or sponsor, and the Company’s ability to commence and complete clinical trials required to obtain FDA and foreign regulatory approval of the Company’s pharmaceutical products, depends upon the amount of money the Company has.  The Company expects to incur substantial research and product development expenses, and the Company will need to raise additional capital to pay operating expenses until the Company is able to generate sufficient revenues from product sales, royalties, and license fees.

●
It is likely that additional sales of equity or debt securities will be required to meet the Company’s short-term capital needs, unless the Company receive substantial revenues from the sale of the Company’s new products, or the Company is successful in licensing or sublicensing the technology that the Company develop or acquire from others and the Company receive substantial licensing fees and royalties.

●	Sales of additional equity securities could result in the dilution of the interests of present shareholders.

●
There can be no assurance that the Company will be able to raise additional funds on favorable terms or at all, or that any funds raised will be sufficient to permit the Company to develop and market the Company’s products and technology.  Unless the Company is able to generate sufficient revenue or raise additional funds when needed, it is likely that the Company will be unable to continue the Company’s planned activities, even if the Company make progress in the Company’s research and development projects.

The Company’s business could be adversely affected if the Company loses the services of the key personnel upon whom the Company depend

  The Company’s stem cell research program is directed primarily by the Company’s Chief Executive Officer, Dr. Michael West.  The loss of Dr. West’s services could have a material adverse effect on us.

Risks Related to The Company’s Industry

  The Company will face certain risks arising from regulatory, legal, and economic factors that affect the Company’s business and the business of other pharmaceutical development companies.  Because the Company is a small company with limited revenues and limited capital resources, the Company may be less able to bear the financial impact of these risks than larger companies that have substantial income and available capital.

If the Company does not receive FDA and other regulatory approvals the Company will not be permitted to sell the Company’s pharmaceutical products

  Any pharmaceutical products that the Company develops cannot be sold until the FDA and corresponding foreign regulatory authorities approve the products for medical use. The need to obtain regulatory approval to market a new product means that:

●
The Company will have to conduct expensive and time consuming clinical trials of new products. The full cost of completing clinical trials of a product to obtain FDA approval cannot be presently determined but exceeds the Company’s current financial resources.

●
The Company will incur the expense and delay inherent in seeking FDA and foreign regulatory approval of new products.  It often takes a year or longer from the date an application for approval to market a new product is filed with the FDA until the date that the product receives FDA approval.

●	A product that is approved by the FDA may be subject to restrictions on use.

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●	The FDA can recall or withdraw approval of a product if problems arise.

●	The Company will face similar regulatory issues in foreign countries.

Government imposed restrictions and religious, moral, and ethical concerns on the use of hES cells could prevent us from developing and successfully marketing stem cell products

●
Government-imposed restrictions with respect to the use of embryos or human embryonic stem cells in research and development could limit the Company’s ability to conduct research and develop new products.

●
Government-imposed restrictions on the use of embryos or hES cells in the United States and abroad could generally constrain stem cell research, thereby limiting the market and demand for the Company’s products.  Although the Company plans to use iPS cells developed without the use of hES cells or the destruction of embryos, the Company might determine to also use hES cells in its research and development program. During March 2009, President Obama lifted certain restrictions on federal funding of research involving the use of hES cells, and in accordance with President Obama’s executive order, the National Institutes of Health has adopted new guidelines for determining the eligibility of hES cell lines for use in federally funded research.  The central focus of the proposed guidelines is to assure that hES cells used in federally funded research were derived from human embryos that were created for reproductive purposes, were no longer needed for this purpose, and were voluntarily donated for research purposes with the informed written consent of the donors.  The hES cells that were derived from embryos created for research purposes rather than reproductive purposes, and other hES cells that were not derived in compliance with the guidelines, are not eligible for use in federally funded research.  A lawsuit, Sherley v. Sebelius, is now pending challenging the legality of the new NIH guidelines.  In that litigation, a United States District Court issued a temporary injunction against the implementation of the new NIH guidelines, but the District Court’s ruling has been stayed during the pendency of an appeal.  The ultimate resolution of that lawsuit could determine whether the federal government may fund research using hES cells, unless new legislation is passed expressly permitting or prohibiting such funding.

●
California law requires that stem cell research be conducted under the oversight of a stem cell research oversight (“SCRO”) committee.  Many kinds of stem cell research, including the derivation of new hES cell lines, may only be conducted in California with the prior written approval of the SCRO.  A SCRO could prohibit or impose restrictions on the Company’s research if the Company determines to use hES cells.

●
The use of hES cells gives rise to religious, moral, and ethical issues regarding the appropriate means of obtaining the cells and the appropriate use and disposal of the cells. These considerations could lead to more restrictive government regulations or could generally constrain stem cell research, thereby limiting the market and demand for the Company’s products.  Although the Company believes that its use of iPS cells should not give rise to these issues, there is no assurance that other ethical issues will not be raised with regard to the use of iPS cells.

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If the Company is unable to obtain and enforce patents and to protect the Company’s trade secrets, others could use the Company’s technology to compete with us, which could limit opportunities for us to generate revenues by licensing the Company’s technology and selling products

●
The Company’s success will depend in part on the Company’s ability to obtain and enforce patents and maintain trade secrets in the United States and in other countries.  If the Company is unsuccessful in obtaining and enforcing patents, the Company’s competitors could use the Company’s technology and create products that compete with the Company’s products, without paying license fees or royalties to us.

●
The preparation, filing, and prosecution of patent applications can be costly and time consuming.  The Company’s limited financial resources may not permit us to pursue patent protection of all of the Company’s technology and products throughout the world.

●
Even if the Company is able to obtain issued patents covering the Company’s technology or products, the Company may have to incur substantial legal fees and other expenses to enforce the Company’s patent rights in order to protect the Company’s technology and products from infringing uses.  The Company may not have the financial resources to finance the litigation required to preserve the Company’s patent and trade secret rights.

There is no certainty that any future patent applications will result in the issuance of patents

●
The Company has obtained licenses for a number of patent applications covering technology developed by others, that the Company believe will be useful in producing new products, and which the Company believe may be of commercial interest to other companies that may be willing to sublicense the technology for fees or royalty payments.  The Company may also file additional new patent applications in the future seeking patent protection for new technology or products that the Company develops alone or jointly with others.  However, there is no assurance that any of the Company’s licensed patent applications, or any patent applications that the Company may file in the future covering the Company’s own technology, in the United States or abroad will result in the issuance of patents.

●
In Europe, the European Patent Convention prohibits the granting of European patents for inventions that concern “uses of human embryos for industrial or commercial purposes.”  The European Patent Office is presently interpreting this prohibition broadly, and is applying it to reject patent claims that pertain to human embryonic stem cells.  However, this broad interpretation is being challenged through the European Patent Office appeals system.  As a result, the Company does not yet know whether or to what extent the Company will be able to obtain patent protection for the Company’s technologies in Europe.

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The process of applying for and obtaining patents can be expensive and slow

●	The preparation and filing of patent applications, and the maintenance of patents that are issued, may require substantial time and money.

●
A patent interference proceeding may be instituted with the U.S. Patent and Trademark Office (the “PTO”) when more than one person files a patent application covering the same technology, or if someone wishes to challenge the validity of an issued patent.  At the completion of the interference proceeding, the PTO will determine which competing applicant is entitled to the patent, or whether an issued patent is valid.  Patent interference proceedings are complex, highly contested legal proceedings, and the PTO’s decision is subject to appeal.  This means that if an interference proceeding arises with respect to any of the Company’s patent applications, the Company may experience significant expenses and delay in obtaining a patent, and if the outcome of the proceeding is unfavorable to the Company, the patent could be issued to a competitor rather than to the Company.

●
Oppositions to the issuance of patents may be filed under European patent law and the patent laws of certain other countries.  Like US PTO interference proceedings, these foreign proceedings can be very expensive to contest and can result in significant delays in obtaining a patent or can result in a denial of a patent application.

The Company’s patents may not protect the Company’s products from competition

●	Any patents that the Company has licensed or that it license or obtains on its own in the future might not be comprehensive enough to provide meaningful patent protection.

●	There will always be a risk that the Company’s competitors might be able to successfully challenge the validity or enforceability of any patent licensed by or issued to the Company.

●
In addition to interference proceedings, the U.S. PTO can reexamine issued patents at the request of a third party seeking to have the patent invalidated.  This means that patents owned or licensed by the Company may be subject to reexamination and may be lost if the outcome of the reexamination is unfavorable to the Company.

If the Company fails to meet the Company’s obligations under license agreements, the Company may lose the Company’s rights to key technologies on which the Company’s business depends

  The Company’s business depends on several critical technologies that are based in part on technology licensed from third parties.  Those third-party license agreements impose obligations on the Company, including payment obligations and obligations to pursue development of commercial products under the licensed patents or technology.  If a licensor believes that the Company has failed to meet the Company’s obligations under a license agreement, the licensor could seek to limit or terminate the Company’s license rights, which could lead to costly and time-consuming litigation and, potentially, a loss of the licensed rights.  During the period of any such litigation the Company’s ability to carry out the development and commercialization of potential products could be significantly and negatively affected.  If the Company’s license rights were restricted or ultimately lost, the Company would not be able to continue to use the licensed technology in the Company’s business.

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The price and sale of the Company’s products may be limited by health insurance coverage and government regulation

Success in selling the Company’s pharmaceutical products may depend in part on the extent to which health insurance companies, HMOs, and government health administration authorities such as Medicare and Medicaid will pay for the cost of the products and related treatment.  Until the Company actually introduce a new product into the medical market place the Company will not know with certainty whether adequate health insurance, HMO, and government coverage will be available to permit the product to be sold at a price high enough for us to generate a profit.  In some foreign countries, pricing or profitability of health care products is subject to government control which may result in low prices for the Company’s products.  In the United States, there have been a number of federal and state proposals to implement similar government controls, and new proposals are likely to be made in the future.

Risks Pertaining to an Investment in the Common Shares

There is no public market for the Company’s Common Shares

There is no public market for the Company’s Common Shares or any other Company securities and a public market for the Common Shares is not expected to develop in the near future.  Therefore, any investor who purchases Company Common Shares may not be able to find a buyer for their shares if the investor later desires to sell their shares.

The Company’s common shares cannot be sold unless a registration statement is in effect under federal securities laws or an exemption from registration is available.

A registration statement as defined under the Securities Act of 1933, as amended (the “Securities Act”), must be in effect in order for Company shareholders to sell their shares.  The Company has no obligation or present plan to file such a registration statement.

Shareholders may experience dilution of their ownership interests because of the future issuance of additional Company common shares and our preferred shares.

In the future, the Company may issue its authorized but previously unissued equity securities, resulting in the dilution of the ownership interests of our present shareholders.  The Company may issue additional common shares or other securities that are convertible into or exercisable for common shares in order to raise additional capital, or in connection with hiring or retaining employees or consultants, or in connection with future acquisitions of licenses to technology or rights to acquire products in connection with future business acquisitions, or for other business purposes.  The future issuance of any such additional common shares or other securities may be at price lower than the price paid by Company shareholders, and may dilute the percentage ownership interests of the Company’s shareholders.

6

The Company may also issue preferred shares having rights, preferences, and privileges senior to the rights of the Company’s common shares with respect to dividends, rights to share in distributions of Company assets if the Company is liquidated, or voting rights.  Any preferred shares may also be convertible into common shares on terms that would be dilutive to holders of common shares.

Because the Company does not pay dividends, its shares may not be a suitable investment for anyone who needs to earn dividend income

The Company does not pay cash dividends on its common shares.  For the foreseeable future the Company anticipates that any earnings generated in its business will be used to finance the growth of its business and will not be paid out as dividends to the Company’s shareholders.  This means that the Company’s stock may not be a suitable investment for anyone who needs to earn income from their investments.

The Company is controlled by BioTime, Inc. and minority shareholders will have no power to elect directors or to participate in the management of the Company.

So long as BioTime holds a majority of the Company’s shares it will be able to control the Company’s business and affairs through its power to elect at least a majority of the members of the Company’s Board of Directors.  This means that the Company’s minority shareholders will have little or no influence on the management of the Company and the operation of its business and financial affairs.

BioTime’s control of the Company could result in conflicts of interest.

Although the Company’s Board of Directors will have a fiduciary duty to manage the Company in a manner that they, in good faith, believe to be in the best interest of the Company and its shareholders, conflicts of interest could arise from BioTime’s control relationship with the Company.  For example, a conflict could arise in determining whether BioTime or the Company or another subsidiary of BioTime should pursue a particular business opportunity or research project, or a license to use patents or other technology that may become available to be licensed or otherwise acquired from third parties where the patent or technology might be useful in the business of the Company and the businesses of BioTime or its other subsidiaries.

7

The Company will depend upon BioTime for the use of laboratory and office facilities, equipment and supplies, and personnel.

The Company will initially not have its own laboratory and office facilities and equipment, but rather will share such facilities, equipment, and supplies with BioTime under a Shared Facilities and Services Agreement (the “Shared Facilities Agreement”).  BioTime will also provide the Company with the services of scientific, administrative and management personnel under the Shared Facilities Agreement.  The Company will pay BioTime fees and costs allocated to the Company by BioTime under the Shared Facilities Agreement.

The Company’s dependence upon BioTime means that the Company’s business and financial affairs could materially adversely affected by any adverse change in BioTime’s financial condition or operations or BioTime’s loss of key scientific or management personnel.

8

SHARED FACILITIES AND SERVICES AGREEMENT

This Agreement is made as of December ___, 2010 (the Effective Date) by and between BioTime, Inc. (BioTime) and Embryome Sciences, Inc. (ES).

Recitals

A.	ES is a subsidiary of BioTime and needs office and laboratory space and equipment, and the services of research, financial, management, and administrative personnel support;

B.	BioTime leases certain laboratory, office, and related work space at 1301 Harbor Bay Parkway, Suite 100, Alameda, California (the Premises) and has surplus capacity at the Premises;

C.	BioTime has employees and contractors who provide research, financial, management, and administrative services and is willing to make a portion of their services available to ES.

1.             Office, Laboratory and Work Space.

(a)           BioTime agrees to permit ES to use the Premises concurrently with BioTime for the conduct of ES’s business operations, including but not limited to office use, laboratory research, product production, inventory storage and control, and product shipping and distribution uses, but only to the extent that (a) the use is a business operation permitted to be conducted by BioTime under the lease of the Premises, (b) ES uses the Premises in compliance with all applicable laws, ordinances, and regulations, (c) ES uses the Premises in compliance with the provisions of the Lease and lease governing the manner in which the Premises may be used and maintained, and in compliance with any and all rules and regulations of the landlord under the lease, (d) ES’s use of the Premises does not interfere with BioTime’s use of the Premises.

(b)           BioTime and ES agree that the permission to use the Premises granted under this Agreement is in the nature of a license only and is not a sublease or assignment of the lease under which BioTime occupies the Premises (the Lease), and that ES shall not obtain any rights, and is not assuming any obligations, under the Lease.  However, if required by BioTime or the owner of the Premises under the Lease (the Landlord), ES will enter into a sublease of the Premises acceptable to BioTime and the Landlord.

(c)           The use of the Premises by ES shall be in a lawful, careful, safe, and proper manner, and ES shall not do or permit anything to be done in or about the Premises that would increase the rate or affect any fire or other insurance covering the Premises.  ES shall not commit nor suffer any waste on the Premises.

(d)           BioTime does not represent or warrant that the Premises may be used for any particular use or purpose, and ES has made ES’s own determination that the Premises may be lawfully used for ES’s purposes.

(e)           ES shall, at its sole cost and expense, comply with all laws, statutes, ordinances, and governmental rules, regulations, or requirements now in force or that may hereafter be in force, and with the requirements of any board of fire insurance underwriters or other similar bodies now or hereafter constituted, relating to, or affecting ES’s use of the Premises.

(f)           ES shall, at its sole cost and expense,  promptly repair any damage to the Premises caused by any act or omission of ES or its employees, agents, invitees, licenses, or contractors, including any acts or omissions of BioTime employees, contractors, and agents arising in the course of performing services for or conducting the business of ES.  Any and all repairs effected by ES shall be performed in a professional workmanlike manner, by licensed contractors, in compliance with all applicable statutes, codes, rules and regulations, and ES or ES’s contractors shall obtain all permits and approvals of government agencies required by applicable laws in connection therewith.

(g)           If BioTime deems any repairs required to be made by ES necessary, it may demand that ES make them, and if ES refuses or neglects to commence such repairs and to complete them with reasonable dispatch, BioTime may make or cause such repairs to be made.  If BioTime makes or causes repairs to be made, BioTime shall not be responsible to ES for any loss or damage that may accrue to ES’s business by reason of the repair work, and ES shall, on demand, immediately pay to BioTime the cost of the repairs.  ES waives the provisions of Sections 1941 and 1942 of the Civil Code of the State of California and all other statutes or laws permitting repairs by a lessee at the expense of a lessor or to terminate a lease by reason of the condition of the Premises.  ES shall keep the Premises free from any liens arising out of any work performed, materials furnished, or obligations incurred by ES

(h)           ES shall not make or install any alterations, improvements, additions, or fixtures that affect the exterior or interior of the Premises or any structural, mechanical, or electrical component of the Premises, or mark, paint, drill, or in any way deface any floors, walls, ceilings, partitions, or any wood, stone, or iron work without the consent of BioTime and the Landlord.

(i)           Under no circumstances shall ES bring onto the Premises any substances or materials that are characterized or defined as “hazardous substances” or “hazardous materials” under any federal or state law or regulation pertaining to the release of substances into the environment, except for cleaning materials, paints, and solvents, and such other materials as may be permitted by the Lease, provided that such substances are used, stored, and disposed of by ES in full compliance with applicable laws.

2.             Equipment and Supplies.  BioTime agrees to permit ES to use BioTime’s office equipment, laboratory equipment (owned or leased), furniture, laboratory supplies, and general office supplies to the extent that such use does not interfere with the use by the employees, contractors, and agents of BioTime and other BioTime subsidiaries in the course of their business.  BioTime shall have no obligation to obtain or to provide ES with any additional equipment, furniture, or supplies.  If BioTime obtains laboratory supplies and materials for use by ES, ES shall reimburse BioTime for the cost of such supplies.  ES shall be responsible for the repair or replacement any equipment damaged or destroyed while in its use.  If ES requires and obtains equipment, furniture, and supplies for its own use it may locate the same at the Premises subject to the conditions and limitations stated in Section 1 of this Agreement, and subject to the additional condition that BioTime shall have the right and sole discretion to (a) determine where in the Premises ES may locate ES’s furniture, equipment, and supplies, and (b) preclude ES from bringing onto or locating any furniture, supplies, or equipment in the Premises if  BioTime determines that it would in any way interfere with BioTime’s use of the Premises, violate any applicable laws, ordinances, and regulations, violate or conflict with any provision of the Lease or any rules and regulations of the Landlord under the Lease, conflict with any term or condition of any policy of casualty or liability insurance held by BioTime, or pose a hazard or other risk to persons or property.

3.             Utilities.  ES shall be responsible to determine that there is sufficient Utilities capacity in the Premises for purposes of conducting ES’s use.  Utilities includes electricity, gas, heat, air conditioning, hot and cold domestic water, telephone, scavenger service, garbage removal, sewerage, and other similar services used on, in, or in connection with the Premises.  BioTime does not represent the availability or quantity of any Utilities in the Premises, and is not responsible for any interruption of any Utility service.

4.             Services.

(a)           BioTime shall provide basic accounting, billing, bookkeeping, payroll, treasury, collection of accounts receivable (excluding the institution of legal proceedings or taking of any other action to collect accounts receivable), payment of accounts payable, and other similar administrative services (the Administrative Services) to ES.  Such Administrative Services shall be provided by BioTime employees or contractors engaged by BioTime to provide such Administrative Services for the operation of BioTime’s own business.  BioTime shall not be obligated to hire any additional employees or engage the services of any additional contractors to provide Administrative Services to ES, but BioTime may do so at the request of ES.  BioTime may also provide the services of attorneys, accountants, and other professionals who may also provide professional services to BioTime and its other subsidiaries.

(b)           BioTime shall also provide ES with the services of its laboratory and research personnel, including BioTime employees and contractors, for the performance of research and development work for ES at the Premises (the Laboratory Services).  BioTime employees and contractors who perform Laboratory Services for ES shall enter into agreements containing customary provisions requiring the employees and contractors to (a) maintain the confidentiality and not to disclose ES trade secrets and other confidential information, and (b) assign to ES all rights to any inventions and discoveries made by such employees and contractors in the course of performing Laboratory Services for ES.

(c)           BioTime may, at the request of ES, provide ES the services of BioTime employees and contractors, including but not limited to executive officers, for matters other than Administrative Services and Laboratory Services (Other Services), but BioTime shall not be obligated to do so.

(d)           Administrative Services, Laboratory Services, and Other Services (collectively, Services) shall be provided by BioTime employees or contractors engaged by BioTime to provide such Services for the operation of BioTime’s own business.  BioTime shall not be obligated to hire any additional employees or engage the services of any additional contractors to provide Services to ES.  Nothing in this Agreement shall preclude ES from hiring employees and engaging contractors directly for its own account and at its own cost and expense.

(e)           ES shall be responsible for cooperating with BioTime’s employees and contractors in such a manner as may be reasonably required in order for the Services to be performed.

(f)           The Services shall be provided at the direction of ES; provided, that ES shall not request or direct any BioTime employee or contractor to provide any Services or to take any other act that would violate any federal, state, or municipal law, statute, ordinance, rule or regulation.

(g)           BioTime shall not be liable to ES for any loss or damages of any kind caused by, arising from, or in connection with (i) the performance of Services performed by BioTime personnel, or the failure of any BioTime employee, contractor, or agent to perform any Services, or (ii) any delay, error, or omission by any BioTime employee, contractor, or agent in the performance of Services performed by BioTime personnel, except to the extent such loss or damage is the result of fraud, gross negligence or willful misconduct by an BioTime employee, contractor, or agent.

5.             Use Fees.

(a)           ES shall pay BioTime the fees provided in this Section for the use of the Premises, equipment, supplies, professional services (such as the services of attorneys, accountants, and consultants), and for the Services provided or agreed to be provided by BioTime under this Agreement.  For each billing period, BioTime shall equitably prorate and allocate its Employee Costs, Equipment Costs, Insurance Costs, Lease Costs, Professional Costs, Software Costs, Supply Costs, and Utilities Costs, between BioTime and ES based upon actual documented use and cost by or for ES or upon proportionate usage by BioTime and ES, as reasonably estimated by BioTime.  ES shall pay 105% of the allocated costs (the Use Fee).  The allocated cost of BioTime employees and contractors who provide Services shall be based upon records maintained of the number of hours of such personnel devoted to the performance of Services.

(b)           The Use Fee shall be determined and invoiced to ES on a quarterly basis for each calendar quarter of each calendar year (such quarterly periods are sometimes referred to in this Agreement as “billing periods”).  If this Agreement terminates prior to the last day of a billing period, the Use Fee shall be determined for the number of days in the billing period elapsed prior to the termination of this Agreement.  Each invoice shall be payable in full by ES with in 30 days after receipt.  Any invoice or portion thereof not paid in full when due shall bear interest at the rate of 15% per annum until paid, unless the failure to make a payment is due to any inaction or delay in making a payment by BioTime employees from ES funds available for such purpose, rather than from the unavailability of sufficient funds legally available for payment or from an act, omission, or delay by any ES employee or agent.

(c)           In addition to the Use Fees, ES shall reimburse BioTime for any out of pocket costs incurred by BioTime for the purchase of office supplies, laboratory supplies, and other goods and materials and services for the account or use of ES, provided that invoices documenting such costs are delivered to ES with each invoice for the Use Fee.  Notwithstanding this paragraph, BioTime shall have no obligation to purchase or acquire any office supplies or other goods and materials or any services for ES, and if any such supplies, goods, materials or services are obtained for ES, BioTime may arrange for the suppliers thereof to invoice ES directly

(d)           Employee Costs means the salaries, wages, health insurance benefits, FICA, payroll taxes, workers compensation insurance premiums, and similar costs payable by BioTime to or on account of its employees and contractors who perform Services for ES under this Agreement during an applicable billing period, but excluding stock option, stock purchase, and similar equity participation plans.  Equipment Costs means all costs and expenses incurred by BioTime in acquiring, leasing, installing, maintaining, insuring, repairing, and disposing of any laboratory, production, and office equipment, fixtures, and furnishings used by ES or used by BioTime in the performance of Services.  Insurance Costs means all insurance premiums of any kind incurred or paid by BioTime for casualty insurance policies that insure BioTime and its subsidiaries, including ES, from the loss of or damage to the Premises, equipment, fixtures goods, supplies, and other personal property of BioTime (except to the extent such premiums are included in Lease Costs) that may be used by ES or by BioTime in the performance of Services, and liability coverage policies that insure BioTime and its subsidiaries, including ES, from liability of any kind to third parties (except to the extent such premiums are included in Lease Costs).  Lease Costs means all of BioTime’s costs and expenses of leasing the Premises, including all base rent, taxes, common area or other expenses, insurance and other costs payable by BioTime to the Landlord under the Lease, but excluding (a) any repairs not required to be effected or paid for by ES under any other provision of this Agreement, and (b) any alterations or improvements effected by BioTime for the exclusive use of BioTime and its subsidiaries other than ES.  Professional Costs means all costs and expenses incurred by BioTime for the services of independent accountants, attorneys, and other consultants who provide professional or consulting services for the benefit of ES.  Software Costs means all costs and expenses, including but not limited to license fees, incurred by BioTime to acquire and use any computer software or program of any kind that is used by ES or by BioTime in the performance of Services.  Supply Costs means all costs and expenses incurred by BioTime for the purchase and disposal of goods and materials of any kind, to the extent used in the performance of Services or used by ES employees or contractors.  Utilities Costs means all costs and expenses incurred by BioTime for the use or availability of Utilities during an applicable billing period.

6.             Indemnification.

(a)           ES shall defend, indemnify, and hold harmless BioTime, BioTime’s shareholders, directors, officers, employees, and agents (collectively, the Indemnified Parties) against and from any and all claims arising from ES’s use of the Premises, or from any activity, work, or other thing done or permitted by ES on the Premises, including all activities, work, and services performed by BioTime employees, contractors, and agents for ES.  ES shall further defend, indemnify, and hold harmless the Indemnified Parties against and from any and all claims arising from any breach or default in the performance of any obligation on ES’s part to be performed under the terms of this Agreement, or arising from any act or omission (including, but not limited to negligent acts or omissions) of ES, or of any officer, agent, employee, contractor, guest, or invitee of ES acting in such capacity.  The indemnity provided by this section shall include indemnification from and against all costs, attorneys’ fees, expenses, and liabilities incurred in connection with or arising from any such claim or any action or proceeding brought thereon; and in any suit, action, or proceeding brought against any of the Indemnified Parties by reason of any such claim, ES, upon notice from any of the Indemnified Parties, shall defend the same at ES’s expense by counsel satisfactory to the Indemnified Parties.  ES, as a material part of the consideration to BioTime, hereby assumes all risk of damage to property or injury to persons in, upon, or about the Premises, from any cause other than BioTime’s wilful malfeasance or sole gross negligence.

(b)           BioTime shall not be liable for any injury to or damage to persons or property resulting from fire, explosion, falling plaster, steam, gas, electricity, water, or rain that may leak from any part of the Premises or from the pipes, appliances, or plumbing works therein or from the roof, street, or subsurface, or from any other place unless solely caused by or solely due to the gross negligence of BioTime.  BioTime and its agents and the other Indemnified Parties shall not be liable for interference with the light or other incorporeal hereditament, loss of business by ES, or any latent defect in the Premises, any equipment, furnishings, materials, or supplies.  ES shall give prompt notice to BioTime in case of fire or accidents in the Premises or of defects therein or in the fixtures, equipment, furniture, materials or supplies belonging to BioTime and used by ES.

(c)           ES shall be solely responsible for and shall indemnify, defend, and hold the Indemnified Parties and the owner of the Premises and each partner, shareholder, member, trustee, employee and agent of the owner or the Premises (collectively, the Owner Indemnified Parties) harmless from any against any claim, loss, damage, cost, expense, liability, or cause of action directly or indirectly arising out of the use, generation, manufacture, storage, treatment, release, threatened release, discharge, disposal, transportation, or presence of any oil, gasoline, petroleum products, flammable explosives, asbestos, urea formaldehyde insulation, radioactive materials, hazardous wastes, toxic or contaminated substances, or similar materials, including, without limitation, any substances which are hazardous substances, hazardous wastes, hazardous materials, or toxic substances under applicable environmental laws, ordinances, or regulations (collectively, Hazardous Materials) caused directly or indirectly by ES, its employees, agents, contractors, invitees, or assigns (other than any BioTime employees or agents performing BioTime rather than ES business) in, on, or under any of the Premises, including, without limitation: (i) all consequential damages; (ii) the costs of any required or necessary repair, cleanup, or detoxification of the Premises and the building and surrounding land in which the Premises are located,  and the preparation and implementation of any closure, remedial, or other required plans whether required under any Hazardous Materials Laws or otherwise; and (iii) all court costs, including reasonable attorneys’ fees, paid or incurred by BioTime, any other Indemnified Party, or any Owner Indemnified Party in connection with such claim.

7.             Term; Termination.

(a)           This Agreement shall commence on the Effective Date and shall terminate on December 31, 2015, provided that, unless otherwise terminated under another provision of this Agreement, the term of this Agreement shall automatically be renewed and the termination date shall be extended for an additional year each year after December 31, 2015, unless either party gives the other party written notice stating that this Agreement shall terminate on December 31 of that year.

(b)           Notwithstanding paragraph (a) of this Section 7, either party may terminate this Agreement immediately upon the occurrence of a Default by the other party.  A party shall be in  Default if that party (i) fails to pay when due the Use Fee or any other sum due under this Agreement, or fails to perform any other obligation under this Agreement, and such failure continues for a period of 5 days after written notice from the party seeking to terminate this Agreement; (ii) becomes the subject of any order for relief in a proceeding under any Debtor Relief Law (as defined below); (iii) becomes unable to pay, or admits in writing the party’s inability to pay, its debts as they mature; (iv) makes an assignment for the benefit of creditors; (v) applies for or consents to the appointment of any receiver, trustee, custodian, conservator, liquidator, rehabilitation, or similar officer for the party or for all or any part of the party’s property or assets, or any such officer is appointed for such party or any part of its assets without the party’s consent and such appointment is not dismissed or discharged within 60 calendar days; (vi) institutes or consents to any proceeding under any Debtor Relief Law with respect to the party or all or any part of the party’s property or assets, (vii) becomes subject to any proceeding under any Debtor Relief Law without the consent of the party if such case or proceeding continues undismissed or unstayed for 60 calendar days; or (viii) dissolves or liquidates or takes any action to dissolve or liquidate.  As used in this Agreement, the term Debtor Relief Law shall mean the Bankruptcy Code of the United States of America, as amended, or any other similar debtor relief law affecting the rights of creditors generally.

(c)           The obligations of ES under Sections 5 and 6 and to pay for any repairs of the Premises required to be paid by ES under this Agreement shall survive termination of this Agreement.

8.             No Third Party Beneficiaries.  The parties to this Agreement are BioTime and ES, and no other person or entity, whether a partner, member, shareholder, officer, director, employee, contractor, agent, or business invitee of ES or otherwise, shall have any rights or be entitled to any benefits under this Agreement, except for the rights of Indemnified Parties and Owner Indemnified Parties under Section 6.

9.             Characterization of Relationship.  It is the intent of the parties that the business relationship created by this Agreement, and any related documents is solely that of a commercial agreement between BioTime and ES and has been entered into by both parties in reliance upon the economic and legal bargains contained in this Agreement.  None of the covenants contained in this Agreement is intended to create a partnership between BioTime and ES, to make them joint venturers, to make either party an agent, legal representative, partner, subsidiary, or employee of the other party or to make either party in any way responsible for the debts, obligations, or losses of the other party.

10.           Binding on Successors and Assigns.  This Agreement shall be binding on each party and the party’s successors and assigns.

11.           Integration.  This Agreement constitutes all of the understandings and agreements existing between the parties concerning the subject of this Agreement and the rights and obligations created under it.  Neither party has made or relied upon any agreement, warranty, representation, promise, or statement, whether oral or written, not expressly included in this Agreement.

12.           Waivers, Delays, and Omissions.  One or more waivers, consents, or approvals by any party of any covenant, condition, act, or breach under this Agreement shall not be construed as a waiver, consent, or approval of any subsequent condition, covenant, act, or breach or as a consent or approval to the same or any other covenant or condition.  This Agreement and any term of this Agreement may be amended, discharged, or terminated only by a written instrument signed by the parties against whom enforcement of such amendment, discharge, or termination is sought.  No delay or omission to exercise any right, power, or remedy accruing to any party upon any breach or default of the other party under this Agreement shall impair any such right, power, or remedy of the party not in breach or default.

13.           References.  References in this Agreement to sections, paragraphs, subparagraphs, and exhibits are references to sections, paragraphs, and subparagraphs in this Agreement and exhibits attached to this Agreement unless specified otherwise.

14.           Section Headings.  Section headings are for the convenience of the parties and do not form a part of this Agreement.

15.           Construction.  The parties agree that this Agreement is a negotiated agreement, with each party free to review and negotiate each section of the Agreement and otherwise clarify all sections of the Agreement that appear to the party (at the time of signing) to be ambiguous or unclear.  Both parties shall be deemed to be the drafting parties, and the rules of construction to the effect that any ambiguities are to be resolved against the drafting party or parties shall not be employed in the interpretation of this Agreement.

16.           Unenforceable Provisions.  If all or part of any one or more of the provisions contained in this Agreement is for any reason held to be invalid, illegal, or unenforceable in any respect, the invalidity, illegality, or unenforceability shall not affect any other provisions, and this Agreement shall be equitably construed as if it did not contain the invalid, illegal, or unenforceable provision.

17.           Attorneys’ Fees.  It is expressly agreed that if this Agreement is referred to an attorney to collect any amount due under this Agreement, or to enforce or protect any rights conferred upon BioTime by this Agreement ES promises and agrees to pay on demand all costs, including without limitation, reasonable attorneys’ fees, incurred by BioTime in the enforcement of BioTime’s rights and remedies under this Agreement.  In the event an action is brought to enforce or interpret the provisions of this Agreement, the prevailing party in such action shall be entitled to an award of its attorneys’ fees and costs incurred in such action, including any fees and costs incurred in any appeal and in any collection effort.

IN WITNESS WHEREOF the parties have executed this Agreement as of the Effective Date.

BioTime, Inc.

By:
Robert Peabody,
Senior Vice President and
Chief Operating Officer

Embryome Sciences, Inc.

By:
Michael D West,
Chief Executive Officer